FOR IMMEDIATE RELEASE                     Contact:            Timothy N. Jenson
                                                        Chief Executive Officer
                                                                 (310) 615-6850

                      MERISEL REPORTS FIRST-QUARTER RESULTS

EL SEGUNDO, Calif. (April 29, 2004) -- Merisel, Inc. (Nasdaq:MSEL) today announced results for its first quarter ended March 31, 2004. Net sales were $15.0 million in first quarter 2004 compared with net sales of $18.5 million for first quarter 2003.

The Company reported net income available to common stockholders of $664,000, or $0.09 per share, for the quarter ended March 31, 2004. This compares with net income available to common stockholders of $584,000, or $0.08 per share, for the same prior year period. Results for both periods were favorably affected by adjustments related primarily to the Company's wind down of its U.S. hardware distribution business, which reduced selling, general and administrative expenses by $127,000 and $1.1 million and reduced cost of sales by $1.1 million and $486,000 for the first quarter 2004 and 2003, respectively. Results for the periods also include a restructuring charge of $256,000 in the first quarter of 2003 and a $356,000 reversal of previously recorded charges in the first quarter of 2004, relating primarily to adjustments of previous estimates of liabilities associated with leases of equipment.

"During the first quarter of 2004 we reorganized our sales and marketing departments, and refined our vendor technology approach to position the Company to better service our customers," said Tim Jenson, Merisel's chief executive officer. "These changes had a negative impact on first quarter financial results, however, these necessary organizational enhancements are expected to have a positive effect on expanding our product offerings and improving our future operations."

Except for the historical information contained herein, the matters discussed in this news release constitute forward-looking information that involves risks and uncertainties. Merisel's actual results could differ materially from those indicated by the forward-looking information. Among the factors that could impact actual results are demand trends in the computer products industry, competitive issues, changes in manufacturer terms and conditions, and other items detailed in the company's SEC filings.

Merisel, Inc. is a provider of software licensing products to resellers throughout the U.S. Visit Merisel at www.merisel.com.
                                        ---------------
                               # # #

                     (Financial tables follow)




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




                          MERISEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                       Three Months Ended
                                                                                           March 31,
                                                                                 2004                       2003
                                                                        ----------------------      ---------------------

Net sales                                                                      $14,968                    $18,463

Cost of sales                                                                   13,107                     17,247
                                                                        ----------------------      ---------------------

Gross profit                                                                     1,861                      1,216

Selling, general and administrative expenses                                     1,279                        495

Restructuring charge                                                              (356)                       256
                                                                        ----------------------      ---------------------

Operating income                                                                   938                        465

Interest income, net                                                               127                        288

Other income, net                                                                    1                          1
                                                                        ----------------------      ---------------------

Income from operations before income tax                                         1,066                        754

Income tax benefit                                                                                            196
                                                                        ----------------------      ---------------------

Net income                                                                      $1,066                       $950
                                                                        ======================      =====================

Preferred dividends                                                                402                        366
                                                                        ----------------------      ---------------------
Net income available to common stockholders                                       $664                       $584
                                                                        ======================      =====================

Net income per share (basic and diluted):
Net income available to common stockholders                                     $ 0.09                     $ 0.08
                                                                        ======================      =====================

Weighted average number of shares
  Basic and diluted                                                              7,616                      7,619

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                          MERISEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, Except Share Data)
                                   (Unaudited)

                                                                                         March 31,   December 31,
                                                                                            2004         2003
                                        ASSETS

Current assets:
     Cash and cash equivalents.......................................................   $    48,984  $    44,948
     Accounts receivable (net of allowances of $1,768 and $1,286 at March
        31, 2004 and December 31, 2003, respectively)................................         9,261       19,585
     Inventories.....................................................................            20           13
     Prepaid expenses and other current assets.......................................           527           65
                                                                                        ---------------------------
          Total current assets.......................................................        58,792       64,611
Property and equipment, net..........................................................           936          883
Other assets.........................................................................         1,727        1,718
                                                                                        ---------------------------
     Total assets....................................................................   $    61,455  $    67,212
                                                                                        ===========  ==============

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable................................................................   $     8,396  $    13,883
     Accrued liabilities.............................................................         6,559        7,915
                                                                                        ---------------------------
          Total current liabilities..................................................        14,955       21,798

Long-term liability..................................................................           760          751

Commitments and contingencies........................................................

Stockholders' equity:
     Convertible preferred stock, $.01 par value; authorized 1,000,000 shares;
        150,000 shares issued and outstanding........................................        20,284       19,882
     Common stock, $.01 par value; authorized 150,000,000 shares;
        8,026,375 shares issued and 7,616,395 shares outstanding for 2004 and 2003...            76           76
     Additional paid-in capital......................................................       277,898      278,300
     Accumulated deficit.............................................................      (251,731)    (252,799)
     Treasury stock..................................................................          (846)        (846)
     Accumulated other comprehensive gain ...........................................            59           50
                                                                                        ---------------------------
          Total stockholders' equity.................................................        45,740       44,663
                                                                                        ---------------------------
     Total liabilities and stockholders' equity......................................   $    61,455  $    67,212
                                                                                        ===========  ==============


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